EXHIBIT 10.21
United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
November 10, 2010
Ladies and Gentlemen:
     Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement — Standard Terms (the “Securities Purchase Agreement”), dated as of the date set forth on Schedule A hereto, between the United States Department of the Treasury (the “Investor”) and the company set forth on Schedule A hereto (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, at the Closing, the Company issued to the Investor the number of shares of the series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and a warrant to purchase the number of shares of its common stock set forth on Schedule A hereto (the “Warrant”).
     In connection with the consummation of the repurchase (the “Repurchase”) by the Company from the Investor, on the date hereof, of the number of Preferred Shares listed on Schedule A hereto (the “Repurchased Preferred Shares”), as permitted by the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009:
(a)	The Company hereby acknowledges receipt from the Investor of the share certificate(s) set forth on Schedule A hereto representing the Preferred Shares; and

(b)	The Investor hereby acknowledges receipt from the Company of a wire transfer to the account of the Investor set forth on Schedule A hereto in immediately available funds of the aggregate purchase price set forth on Schedule A hereto, representing payment in full for the Repurchased Preferred Shares at a price per share equal to the Liquidation Amount per share, together with any accrued and unpaid dividends to, but excluding, the date hereof; and

(c)	The Investor hereby acknowledges receipt from the Company of a share certificate for the number of Preferred Shares set forth on Schedule A hereto, equal to the difference between the Preferred Shares represented by the certificate referenced in clause (a) above and the Repurchased Preferred Shares.
     This letter agreement will be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed sufficient as if actual signature pages had been delivered.
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     In witness whereof, the parties have duly executed this letter agreement as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:

Name:
Title:

COMPANY: Horizon Bancorp

By:

Name: Mark E. Secor
Title: CFO

SCHEDULE A

General Information:

Date of Letter Agreement incorporating the Securities Purchase Agreement:	December 19, 2008

Name of the Company:	Horizon Bancorp

Corporate or other organizational form of the Company:	Corporation

Jurisdiction of organization of the Company:	State of Indiana

Number and series of preferred stock issued to the Investor at the Closing:	25,000 preferred shares, $1,000 liquidation value, Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Number of Initial Warrant Shares:	212,104

Terms of the Repurchase:

Number of Preferred Shares repurchased by the Company:	6,250

Share certificate number (representing the Preferred Shares previously issued to the Investor at the Closing):	Certificate Number A-1

Per share Liquidation Amount of Preferred Shares:	$1,000

Accrued and unpaid dividends on Preferred Shares:	$73,784.72

Aggregate purchase price for Repurchased Preferred Shares:	$6,323,784.72

Difference between the Preferred Shares and the Repurchased Preferred Shares:	18,750

Investor wire information for payment of purchase price:	ABA Number: 021000018 Bank: The Bank of New York Mellon Account Name: BETA EESA Preferred Account Account Number: GLA/111567